UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:   September 8, 2008

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

1199 WEST PENDER STREET, #408, VANCOUVER, BRITISH COLUMBIA, CANADA V6E 2R1

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (604) 689-3443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 3.02   Unregistered Sales of Equity Securities.

On September 8, 2008, the Registrant completed the offer and sale of 500,000 common shares, par value $0.001 per share, of the Registrant, at a price of $0.20 per share for aggregate gross proceeds of $100,000, pursuant to subscription agreements. The offering of common shares was conducted by the Registrant in a non-brokered private placement to non-U.S. persons outside the United States pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act of 1933, as amended.

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective September 10, 2008, Kurt Bordian resigned as the Registrant’s secretary, treasurer and director in order to focus his time and energy on his other ongoing enterprises. Mr. Bordian’s resignation is not the result of any disputes, claims or issues with the Registrant. The Registrant’s board of directors (the “Board”) accepted Mr. Bordian’s resignation

Effective September 10, 2008, the Board appointed Michael P. McIsaac, 38 (“Mr. McIsaac”), to fill the Board vacancy and to serve as the Registrant’s secretary and treasurer. Section 3.2 of the Registrant’s bylaws (the “Bylaws”) provides that Board vacancies may be filled by a majority of the remaining directors though less then a quorum; Section 5.1 of the Bylaws provides that officers of the Registrant shall be chosen by the Board. Accordingly, shareholder approval was not required to appoint Mr. McIsaac to the Board and as the Registrant’s secretary and treasurer. Mr. McIsaac shall serve on the Board until the next special or annual stockholders meeting, when he or his successor is elected and qualified. Mr. McIsaac shall hold office as secretary and treasurer for an indefinite term until his successor is chosen and qualified.

Mr. McIsaac has been a Chartered Accountant (“CA”) since 1997 and has over 15 years of experience working with public and privately-owned companies. He completed his CA articles with BDO Dunwoody LLP in Vancouver and completed the Institute of Chartered Accountants of British Columbia in-depth taxation courses while working at Walsh King Chartered Accountants, a CA firm specializing in corporate tax. In 2002, Mr. McIsaac joined Pacific Opportunity Capital Ltd. as Manager of Corporate Finance, where he focused on assisting a broad range of private and public companies with financing issues and solutions. In 2003, Mr. McIsaac joined Johnsen Archer LLP, a medium-sized accounting firm in Vancouver, as a corporate partner. From June 2004 to June 2005, Mr. McIsaac also served as the chief financial officer of Fortress Minerals Corp., a Canadian company listed on the TSX and a member of the Lundin Group. On June 30, 2008, Mr. McIsaac left Johnsen Archer LLP and founded The Renaissance Group Chartered Accountants Ltd., where he remains as a partner.

Mr. McIsaac received his B.A. in Economics from Simon Fraser University in 1993. He is a member of the Canadian Institute of Chartered Accountants and Institute of Chartered Accountants of British Columbia.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. McIsaac and any other director, executive officer, or other nominees. The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. McIsaac had a direct or indirect interest.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERALS INC. (Registrant)

Dated: September 12, 2008	By: /s/ Gavin Roy Gavin Roy President and Director